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                                                                     EXHIBIT 5.1



[GOODWIN PROCTER LLP LETTERHEAD]



                                November 27, 2001



Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

         Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Inverness Medical Innovations, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 929,456 shares (the "Shares") of the Company's common stock, par value
$.001 per share ("Common Stock"), which the Company may issue pursuant to certain stock option agreements of Inverness Medical Technology, Inc. which have been assumed by the Company (collectively, the "Stock Option Agreements").

         As counsel for the Company, we have examined forms of the Stock Option Agreements and copies of the related stock option plans; the Company's Certificate of Incorporation and By-laws, each as amended to date and presently in effect; the Registration Statement; and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).




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[GOODWIN PROCTER LLP LETTERHEAD]

Inverness Medical Innovations, Inc.
November 27, 2001
Page 2

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Stock Option Agreements, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ GOODWIN PROCTER LLP

                                       GOODWIN PROCTER LLP